EXHIBIT 10.3

SIXTH AMENDMENT
OF
USG CORPORATION SUPPLEMENTAL RETIREMENT PLAN

(As Amended and Restated Effective as of July 1, 1997)

     WHEREAS, USG Corporation Supplemental Retirement Plan (the “Plan”), established effective January 1, 1976 and amended from time to time, was last amended and restated in its entirety effective as of July 1, 1997; and

     WHEREAS, amendment of the Plan now is considered desirable;

     NOW, THEREFORE, pursuant to the amending power reserved to USG Corporation as the “Company” under Section 7 of the Plan, as amended, the Plan be and is further amended, effective January 1, 2005, by deleting the last sentence of subsection 3.2 of the Plan.

     IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf by an officer thereunto duly authorized this 2nd day of November, 2004.

USG CORPORATION
By:	/s/ PETER K. MAITLAND
Its: Vice President, Compensation,
Benefits And Administration